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                         EMPLOYMENT AGREEMENT

                  Employment Agreement ("Agreement") dated as of October 23, 1996 between Pacific Biometrics, Inc., a Delaware corporation (the "Company"), and G. Russell Warnick (the "Executive").

                               ARTICLE I
                              EMPLOYMENT

                  The Company hereby employs Executive, and Executive accepts employment with the Company, upon the following terms and conditions:

                  1.1 Employment. The Company hereby employs Executive, and Executive agrees to serve, as the Chief Scientific Officer and Founder of the Company during the term of this Agreement. Subject to the Board of Directors of the Company, the Executive shall be responsible for management of product development activities assigned by the President and CEO, including research and development, regulatory, clinical and manufacturing start-up activities and such other services as may be delegated by the Board of Directors, provided that such duties shall be reasonably consistent with those duties assigned to executive officers of organizations comparable to the Company. The Executive agrees to devote his full business time and attention and best efforts to the affairs of the Company during the Term of this Agreement; provided, however, that, to the extent that such activities do not otherwise violate the provisions of this Agreement or



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interfere with the performance of his duties hereunder, the Executive may continue to serve as the Chairman of the Board of Directors and President of Pacific Biometrics Research Foundation and perform such duties as are customary with respect to such positions. The Executive shall not be permitted to perform any outside consulting services unless the Company is unable to pay his Base Salary and bonus, in an amount equal to at least $110,000 per year. Notwithstanding the foregoing, the Executive shall be allowed to hold positions in appropriate professional organizations and conduct such activities as are reasonably related to Executive's profession and prior practice (i.e. lecturing, conducting seminars and workshops) and receive honoraria in connection therewith.


                  1.2 Term. The employment of the Executive by the Company under the terms and conditions of this Agreement will commence on the date hereof and continue until October 22, 1998 (the "Term") unless terminated sooner in accordance with the provisions of Article IV.

                                  ARTICLE II
                                 COMPENSATION

                  2.1 (a) Annual Salary. During the Term the Company shall pay to the Executive an annual salary of $90,000 (the "Base
Salary"), payable in equal installments every two weeks. Executive shall be entitled to such annual increase in the Base

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Salary as determined by the Board of Directors or compensation committee thereof.

                           (b)  Bonus.  Executive shall be entitled to
receive a bonus equal to an aggregate of $50,000 as follows: (i) $10,000 upon commencement of the pilot clinical trials in connection with the Osteopatch product; (ii) $15,000 upon commencement of clinical trials to support the 510(k) submission to the United States Food and Drug Administration ("FDA") in connection with the Osteopatch product; (iii) $10,000 at the time of the 510(k) filing in connection with the Osteopatch product; and (iv) $15,000 upon FDA approval of the Osteopatch product. Upon completion of clause (iii) above, an additional bonus based on milestones commensurate with the Company's priorities and objectives shall be established. In addition, Executive shall be entitled to receive a cash bonus, payable upon receipt of funds by the Company from customers, equal to two and one-half percent of the amount received from the first eligible laboratory contract or other service contract and one percent of the amount received from each subsequent contract entered into with the same client, provided that such laboratory contracts or other service contracts are originated primarily through the efforts of Executive. The Executive will not be permitted to assist in the pricing of such contracts on behalf of the Company.

                           (c)  Stock Options.  In connection with the
execution of this Agreement, the Company granted to Executive on July 9, 1996 an option to purchase 80,000 shares of the Company's

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common stock, $.01 par value per share, at an exercise price of $3.45 per share. Such options shall vest either (i) equally over a four year period commencing on July 9, 1997 (i.e. 20,000 shares per year for four years); or (ii) earlier as follows: (a) 30,000 of such options will vest at the time of the FDA 510(K) submission; (b) 30,000 of such options shall vest immediately upon FDA approval of the Company's Osteopatch product; and (c) 20,000 of such options shall vest immediately upon FDA approval of any application submitted by the Company with respect to its SalivaSac product or other product approved by the President and CEO.

                  2.2 Reimbursement of Expenses. The Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                  2.3 Benefits. The Company shall pay the Executive as additional salary the annual cost of a disability insurance policy which provides for payments equal to the maximum percentage of the Base Salary allowable during the term of disability which may be obtained at reasonable cost to the Company, with payments commencing three months after the commencement of the disability. The Executive shall be entitled
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to participate in and be covered by all health, insurance, pension,
401(k), stock purchase, stock option and any other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit Plans") for its full-time employees generally, subject to meeting applicable eligibility requirements. If no health benefits are offered to employees generally, Executive shall be entitled to a reasonable allowance for health insurance or reimbursement of health insurance premiums paid directly by Executive with respect to a health plan for the benefit of Executive and his dependent family members.

                  2.4 Vacations and Holidays. During the Term, the

Executive shall be entitled to an annual vacation leave of a minimum of four weeks at full pay. The Executive shall be entitled to such holidays as are established by the Company for all employees and such other religious holidays as is customary pursuant to Executive's religious practice.


                  2.5 Indemnification. The Executive shall be indemnified by the Company with respect to any personal guarantee of Company indebtedness or Company leasehold obligations the Executive may still be obligated on at the date of this contract.


                                  ARTICLE III
                       CONFIDENTIALITY AND NONDISCLOSURE

                  3.1 Confidentiality. The Executive will not during his employment by the Company or thereafter at any time disclose,

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directly or indirectly, to any person or entity or use, or permit the use of, any trade secrets or confidential information relating to the Company. "Confidential Information" shall include all information reasonably expected to be kept confidential, including, without limitation of the generality of the foregoing, trade secrets, know-how, production processes, customer lists, supply arrangements, business and financial plans and projections, marketing plans and advertising arrangements, the terms of any license agreement relating to any of the foregoing, and all information denominated as "confidential" and is made available only on a restricted basis.

                  3.2 Return of Company Material. The Executive shall promptly deliver to the Company on termination of the Executive's employment with the Company, for whatever the reason, or at any time the Company may so request, all Company memoranda, notes, records, reports, manuals, drawings, computer software, and all documents containing Confidential Information belonging to the Company, including all copies of such materials which the Executive may then possess or have under Executive's control.

                  3.3 Non-Competition; Non-Solicitation. (a) During the Term of Executive's employment and for a period of nine months thereafter (the "Non-Compete Period"), the Executive will not, directly or indirectly, without the express written consent of the Board of Directors: (i) own, manage, operate, join, control, or participate in or be connected with, as an officer, employee partner, stockholder, director, adviser, consultant, or agent (whether paid or unpaid), any business, which is at the time engaged in any activities which, directly or indirectly, compete with the business of the Company (a "Competitive
Business") provided that the Company continues to pay to

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Executive, in a timely manner, the amounts required pursuant to
Section 4.2 of this Agreement; the foregoing provision being also intended to prohibit the Executive from acquiring or holding in excess of 5% of any issue of stock or securities of any Company which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities.

                  (b) During the Term of Executive's employment and for a period of two years thereafter, the Executive will not, directly or indirectly, without the express written consent of the Board of
Directors: (i) recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, consultant, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company, (ii) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within one year prior to the date the Executive or the Competitive Business employs or seeks to employ

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such person) engaged or retained by the Company or (iii) develop, or cause to be developed, products competitive with the Company's
Osteopatch and SalivaSac products.

                  (c) In the event that Executive breaches his obligations in any respect under this Section 3.3, the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same may cease all payments due to the Executive under this Agreement.

                  (d) Since a breach of the provisions of this Section
3.3 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Executive agrees that the provisions of this
Section 3.3 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section
3.3 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.


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                  3.4 Copyrights, Patents, Etc. Any interest in patents,
patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes ("Inventions") which Executive now or hereafter during the period he is employed by the Company under this Agreement or otherwise and for six months thereafter may own, conceive of, or develop and either relating to the fields in which the Company may then be engaged or contemplates being engaged or conceived of or developed utilizing the time, material, facilities, technology or information of the Company, shall belong to the Company. As soon as Executive owns, conceives of, or develops any Invention, he agrees immediately to communicate such fact in writing to the Company, and without further compensation, but at the Company's expense (except as noted in clause (a) of this Section 3.4), forthwith upon request of the Company, Executive shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Executive's right, title, and interest in and to such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances ("Liens") (Executive to take such action at his expense as is necessary to remove all such Liens) and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and
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renewals) therefor in any and all countries in such name as the Company shall determine.

                                  ARTICLE IV
                                  TERMINATION


                  4.1 Termination. (a) The Board of Directors may terminate the Executive's employment hereunder as follows:

                           (1) upon the death of the Executive, this
                  Agreement shall immediately terminate, whereupon Executive or his estate, as the case may be, shall be entitled to receive his Base Salary and bonus at the rate provided in
                  Section 2.1 to the date on which termination shall take effect;

                           (2) upon a determination of Permanent
                  Disability; "Permanent Disability" shall mean a physical or mental incapacity as a result of which the Executive becomes totally unable to continue the performance of his duties hereunder for a period of 180 consecutive days or an aggregate of 270 days in any consecutive 24 month period. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall

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                  select a third doctor, who shall make the determination
                  as to the occurrence and continuance of a Permanent Disability; or

                           (3) for Cause.  "Cause" shall mean only the
                  following:

                                    (i)   the willful and continued
                           failure by the Executive to substantially perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness);

                                    (ii)  personal dishonesty;

                                    (iii) willful misconduct by the Executive
                           (which includes a willful, material breach of this Agreement by the Executive);

                                    (iv)  continued incompetence in the
                           performance of Executive's duties;

                                    (v)   conviction of a crime;

                                    (vi)  theft from the Company or misuse of
                           Company funds or assets; or

                                    (viii) a willful violation of any
                           law, rule or regulation, or the imposition of a final order issued by any regulatory authority against the Company which prohibits the Executive from holding an executive position with the Company.

                  For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful"

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         unless done, or omitted to be done, by the Executive in bad faith and without a reasonable belief that such action or omission by the Executive was in the best interests of the Company.

                  4.2 Termination Benefits. (a) If the Executive's employment hereunder is terminated by the Company for Cause, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, and (ii) obligations or covenants contained herein that extend beyond the term of this Agreement.

                  (b) If the Executive's employment hereunder is

terminated by the Company without Cause or as the result of a change in control of the Company, the Executive shall be entitled to receive his Base Salary and all benefits for a period of nine months from such date of termination. A "change in control" shall mean either of the following events: (i) a third party obtains control of the Company and fails to assume this Agreement, or (ii) there is a change in the current majority of the Board of Directors, except that director nominees approved by the Board from time to time subsequent to the date hereof shall be considered members of the current majority of the Board. Additionally, the Executive's stock options will vest completely at the date of termination.

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                                   ARTICLE V
               ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY

                  5.1 Assumption of Obligations. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. (If at any time during the Term of this Agreement the Executive is employed by any corporation, a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer.) In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to this Agreement.

                                  ARTICLE VI
                              GENERAL PROVISIONS

                  6.1 Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when



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delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:


                           If to the Company:

                           Pacific Biometrics, Inc.
                           1370 Reynolds Avenue
                           Suite 119
                           Irvine, California  92714
                           Attn.:  Chairman, Compensation Committee of
                                   Board of Directors

                           If to the Executive:

                           G. Russell Warnick
                           24415 SE 156th
                           Issaquah, WA  98027

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  6.2 No Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its conflict of law provisions.


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                  6.4 Severability or Partial Invalidity. The
invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  6.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

                  6.7 Assignment. Subject to the provisions of Article IV hereof, this Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Any

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such assignment or delegation without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.7, the Company may assign or delegate its rights, duties, and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement in accordance with Section 5.1.

                  6.8 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to his hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

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                  IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first above written.



                                  PACIFIC BIOMETRICS, INC.


                                  By  S/ Paul G. Kanan
                                         Paul G. Kanan, President and Chief
                                         Executive Officer





                                      S/G. Russell Warnick
                                        G. Russell Warnick

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